UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-A/A

Amendment No. 4

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	93-0370304
(State of incorporation or organization)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon	97229
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Preferred Stock Purchase Rights.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

On August 20, 2008, Electro Scientific Industries, Inc. (“ESI”) amended its Amended and Restated Rights Agreement, dated as of March 1, 2001, between ESI and Mellon Investor Services LLC, as Rights Agent (the “Rights Agreement”), to permit Third Avenue Management, LLC, which is the successor in interest to EQSF Advisors, Inc. as the investment manager of Third Avenue Funds, to beneficially own, in the aggregate, up to but not including 19.99% of ESI’s common stock without becoming an “Acquiring Person” (as defined in the Rights Agreement).

The foregoing summary of the amendment is not complete and is qualified in its entirety by reference to the Second Amendment to Amended and Restated Rights Agreement, a copy of which is attached as an exhibit hereto and incorporated herein by reference.

Item 2.	Exhibits

Exhibit Number	Exhibit Title
1	Second Amendment to Amended and Restated Rights Agreement, dated as of August 19, 2008, between ESI and Mellon Investor Services LLC (incorporated by reference to Exhibit 4 to the registrant’s Current Report on Form 8-K, filed August 25, 2008).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO SCIENTIFIC INDUSTRIES, INC.

By:	/s/ Kerry Mustoe
Name:	Kerry Mustoe
Title:	Vice President, Corporate Controller and Chief Accounting Officer

Dated: August 25, 2008.

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